Exhibit 10.3

UNITED NATURAL FOODS, INC.

INDUCEMENT AWARD
RESTRICTED SHARE UNIT AWARD AGREEMENT

[time vesting for Chief Executive Officer]

This Restricted Share Unit Award Agreement (this “Agreement”) effective as of _______, 20__ (the “Grant Date”), between United Natural Foods, Inc. (the “Company”) and _______ (the “Grantee”), evidences an Award denominated in Restricted Share Units to the Grantee. The Award is being made as an inducement grant in reliance on Rule 303A.08 of the New York Stock Exchange and is not issued under the United Natural Foods, Inc. Amended and Restated 2020 Equity Incentive Plan (as amended from time to time, the “Plan”). Notwithstanding the foregoing, the Award shall be governed by the terms of the Plan and interpreted as if the Award were subject to the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan. Except where the context otherwise requires, the term “Company” shall include the Company and all present and future Subsidiaries.

1.Definitions.

(a)    “Grantee,” solely for the purpose of this Agreement, means the employee designated above.
(b)    “Restricted Share Unit” means a right to receive a payment in the form of any one Share of the Company’s common stock, par value $0.01 per share, subject to the terms and conditions set forth in this Agreement and in the Plan.

(c)    “Vesting Period” means the period beginning on _____________, 20__ and ending on __________, 20__.

2.    Grant of Restricted Share Units.  In consideration of services to be rendered by the Grantee to the Company, the Company hereby grants to the Grantee [______] Restricted Share Units, on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. The grant of Restricted Share Units shall be subject to adjustment as provided in Section 4.3 of the Plan. This grant is conditional upon the Grantee signing a counterpart of this Agreement and delivering such signed counterpart to the Company within sixty (60) days of this Agreement, including by electronic means if provided by the Company pursuant to Section 19 hereof.

3.    Vesting & Effect of Termination.

(a)    Generally: Except as otherwise provided herein or in the Plan, if the Grantee remains continuously employed by the Company through the applicable vesting date, the Restricted Share Units will vest in accordance with the following schedule:

Vesting Date                Restricted Share Units

__________, 2022            33.3%

__________, 2023            33.3%

__________, 2024            33.4%

(b)    Retirement: In the event the Grantee terminates employment on account of Retirement (as defined below) in the 365-day period beginning on the Grant Date (the “Grant Year”), the Pro-Rated Number of Restricted Share Units will continue to vest through the Vesting Period. The “Pro-Rated Number” shall be the product of (i) the total number of Restricted Share Units granted under this Agreement and (ii) the quotient of (A) the number of days beginning with the Grant Date and ending on the date the Grantee’s employment is terminated as a result of Retirement and (B) 365, the number of days in the Grant Year. In the event that the Grantee terminates employment on account of Retirement before the end of the Vesting Period but after the Grant Year, all of the then-unvested Restricted Share Units granted under this Agreement will continue to vest through the Vesting Period. The rights of the Grantee in the event of Retirement with respect to any then-unvested Restricted Share Units shall become non-forfeitable only at such time as the Shares issuable in settlement of such Restricted Stock Units would have been issued pursuant to Section 4 hereof had the Grantee continued to be employed through the end of the Vesting Period. For purposes of this Agreement and notwithstanding the provisions of the Plan, “Retirement” means the Grantee’s retirement from active employment with the Company or any of its Subsidiaries or Affiliates on or after the date on which both of the following have occurred: (1) the Grantee’s 59th birthday and (2) the sixth anniversary of the Grantee’s employment with the Company or any of its Subsidiaries or Affiliates. For the avoidance of doubt, “Retirement” does not include a termination of the Grantee’s employment for Cause.

(c)    Death and Disability: In the event that the Grantee dies or terminates employment on account of Disability at any time after the Grant Date, all of the then unvested Restricted Share Units shall fully vest.

(d)    Change in Control: In the event the Grantee’s employment with the Company or any successor to the Company is terminated without Cause, or the Grantee terminates his or her employment for Good Reason, within twenty-four (24) months after a Change in Control (and before the Restricted Share Units otherwise have become vested under Section 3(a), (b) or (c)), the Grantee shall vest in all of the Restricted Share Units granted under Section 2 of this Agreement and the Grantee’s rights to such Restricted Share Units shall become non-forfeitable as of the date on which the Grantee’s employment with the Company or its successor is terminated. In the event that this Award is not assumed by the Acquiror in connection with a Change in Control, all of the Restricted Share Units shall vest immediately prior to the Change in Control and shall settle immediately following the Change in Control (notwithstanding the longer period of time for settlement provided in Section 4 below). In the event that settlement of the Restricted Share Units at the time described above would result in the imposition of tax on the Grantee (if the Grantee has then satisfied the conditions for Retirement) pursuant to the operation of Code Section 409A (as defined below), such settlement shall take place on the earliest date upon which settlement may be made without resulting in the imposition of such tax.

(e)    Separation from Service without Cause: If the Grantee’s employment with the Company is terminated as a result of a Separation from Service without Cause (as defined in the Plan), then:

(i) any unvested Restricted Share Units that were scheduled to vest within 365 days from the date of separation and were granted more than 365 days preceding the date of separation, shall vest effective as of the date of termination;

(ii) the Separation Pro-Rated Number of Restricted Share Units that were scheduled to vest within 365 days from the date of separation, and were granted less than 365 days prior to the date of separation, shall vest effective as of the date of separation; and

(iii) any remaining Restricted Share Units not vesting as provided above shall be forfeited effective as of the date of separation.

    Notwithstanding the foregoing, the vesting and payout of any Restricted Share Units pursuant to this Section 3(e) shall be subject to the satisfaction of any conditions required for payout of the Restricted Share Units pursuant to this Agreement and the Plan (as if the Restricted Share Units were granted under the Plan).

The “Separation Pro-Rated Number” shall be the product of (A) the total number of Restricted Share Units granted under this Agreement less than 365 days prior to the date of termination and (B) the quotient of (1) the number of days from the Grant Date to the termination date and (2) 365.

(f)    Other Termination: Except as provided in Section 3(b), (c), (d) or (e) above or as otherwise provided in any written agreement by and between the Company and the Grantee, if the Grantee’s employment with the Company terminates for any reason prior to the expiration of the Vesting Period, all then-unvested Restricted Share Units shall be canceled immediately and shall not be payable to the Grantee.

(g)    Effect of Separate Written Agreement, Including Severance Agreement and/or Change in Control Agreement: In case of any conflict between the terms of this Section 3 and any written agreement, including any severance agreement and/or change in control agreement, between the Company and the Grantee, the terms of such written agreement shall control to the extent applicable

4.    Payment. The Company shall issue to the Grantee one Share for each Restricted Share Unit which has become vested with respect to the vesting schedule pursuant to Section 3 of this Agreement. The payment of the Shares shall be made to the Grantee (or the Grantee’s assignee or beneficiary if permitted by the Plan or the Committee) in accordance with the Company’s grant and award policy no later than March 15th of the calendar year next following the calendar year in which the applicable vesting date set forth in Section 3 occurs and may be made as a book-entry confirmation or through the issuance of a certificate evidencing such Shares; provided, however, that if the Grantee has satisfied the conditions for Retirement at any point during the Vesting Period, payment of the Shares shall be made as soon as practicable following the applicable vesting date set forth in Section 3, but in no event later than December 31 of the calendar year in which such vesting date occurs.

5.    Rights as a Stockholder. The Grantee shall have no rights as a stockholder with respect to any Shares which may be issued upon the vesting of the Restricted Share Units (including, without limitation, voting rights and any rights to receive dividends or non-cash distributions with respect to such Shares) unless and until the Shares have been issued to Grantee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

6.    Withholding. The Company’s obligation to make payment of vested Restricted Share Units shall be subject to the Grantee’s satisfaction of any applicable federal, state, local and foreign withholding obligations or withholding taxes, including any employer minimum statutory withholding (“Withholding Taxes”), and the Grantee shall pay the amount of any such Withholding Taxes to the Company as set forth in this Section 6. The Grantee may satisfy his or her obligation to pay the Withholding Taxes by (i) having the Company withhold Shares otherwise deliverable to the Grantee pursuant to settlement of vested Restricted Share Units; or (ii) delivering, actually or by attestation, to the Company shares of Common Stock already owned by the Grantee; provided that the amount of such Shares withheld or shares of Common Stock delivered (with the value of such Shares being based on the Fair Market Value of a Share of the Company’s Common Stock as of the payment date as determined by the Committee) shall not exceed the amount necessary to satisfy the minimum amount of Withholding Taxes. The Grantee acknowledges and agrees that the Company has the right to deduct from compensation or other amounts owing to the Grantee an amount not to exceed the Withholding Taxes.

7.    Covenants. As a condition to the receipt of the Award (which shall be forfeited in the event of noncompliance with this Section 7), the Grantee hereby agrees to adhere to the covenants set forth in Section 14.8 of the Plan, which include confidentiality, non-competition and non-solicitation covenants and acknowledges that the Award is subject to recoupment as provided in the Plan (as if the Award was made under the Plan).

8.    No Guarantee of Employment.  Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the employ of the Company, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without Cause.

9.    Private Placement. The Restricted Share Units and any Shares issued upon payment thereof have not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions provided under Section 4(a)(2) of the Act and other applicable exemptions. Accordingly, they may not be transferred except in reliance on an exemption from registration under the Act and any applicable state securities laws. It is anticipated that the Shares will be transferable in compliance with Rule 144 under the Act. Prior to, and as a condition of, any transfer, the Grantee shall be required to deliver to the Company an opinion of counsel, satisfactory to the Company, to the effect such transfer may be made in accordance with the Act. Certificates representing any Shares issued hereunder shall bear a legend reflecting such restrictions on transfer and any electronic stock transfer records shall also reflect a notation of such restrictions on transfer.

10.    Amendment. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, this Agreement and the Restricted Share Units, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Grantee or any holder or beneficiary of the Restricted Share Units shall not to that extent be effective without the consent of the Grantee, holder or beneficiary; and provided further that no consent of the Grantee or any holder or beneficiary shall be required for any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination to the extent necessary to conform this Agreement to mandatory provisions of applicable federal or state laws, regulations or rulings, including but not limited to the provisions of Section 409A of the Code necessary to avoid tax penalties to the Grantee. The Committee is authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Agreement and the Restricted Share Units as set forth in the Plan.

11.    Determinations by the Committee. Except as otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or this Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons.

12.    Provisions of the Plan. The Grantee hereby acknowledges receipt of a copy of the Plan with this Agreement and agrees to be bound by all the terms and provisions of the Plan as if this Award had been made under the Plan. This Agreement is governed by the terms of the Plan as if this Award had been made under the Plan and in the case of any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern. This Agreement, read together with the Plan, represents the entire understanding and agreement between the Company and the Grantee, and shall supersede any prior agreement and understanding between the parties with respect to the matters contained herein. This Agreement, and any payment of Shares in settlement of the Restricted Share Units, shall be subject to any policy of the Company regarding the recoupment or clawback of compensation as in effect at the date of this Agreement or hereafter adopted by the Board.

13.    Nontransferability of Restricted Share Units.  Except as otherwise provided in the Plan, the Restricted Share Units and this Agreement shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Share Units otherwise than as permitted by the Plan and this Agreement shall, at the election of the Company, be null and void. Transfer of the Restricted Share Units for value is not permitted under the Plan or this Agreement.

14.    Notices. Any notice required or permitted to be given to the Grantee under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail with postage and fees prepaid. Any notice or communication required or permitted to be given to the Company under this Agreement shall be in writing and shall be deemed effective only upon receipt by the Secretary of the Company at the Company’s principal office.

15.    Waiver. The waiver by the Company of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

16.    Section 409A.

(a)    For the avoidance of doubt, the Restricted Share Units granted under this Agreement are intended to be exempt from or otherwise comply with Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be either exempt from or in compliance therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Grantee by Code Section 409A or damages for failing to comply with Code Section 409A.

(b)    Notwithstanding any other payment schedule provided herein to the contrary, if the Grantee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then any payment due under this Agreement that is considered “deferred compensation” under Section 409A of the Code payable on account of a Grantee’s “separation from service” shall not be made until the date which is the earlier of (A) the expiration of the six (6) month period measured from the date of such “separation from service” of the Grantee, and (B) the date of Grantee’s death (the “Delay Period”) to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 15(b) shall be paid to the Grantee in a lump sum in accordance with the Agreement.

(c)    A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of “deferred compensation” (as such term is defined in Code Section 409A) upon or following a termination of employment unless such termination is also a “separation from service” from the Company within the meaning of Code Section 409A (and, more specifically, Treasury Regulation 1.409A-1(h)) and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(d)    For the avoidance of doubt, any payment due under this Agreement within a period following Grantee’s termination of employment, death, Disability, Retirement or other event, shall be made on a date during such period as determined by the Company in its sole discretion.

17.    Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

18.    Successors. This Agreement shall inure to the benefit of and be binding upon any successor to the Company and shall inure to the benefit of the Grantee's legal representative. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrator and successors.

19.    Electronic Communication. The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer of the Company, and the Grantee has accepted and signed this Agreement, all on the day and year first mentioned above.

UNITED NATURAL FOODS, INC.

By: __________________________

GRANTEE

______________________________